Exhibit 10.1

MOMENTUS INC.
3901 N. First Street
San Jose, California 95134

November 6, 2023

To the Holder of Warrants to Purchase Shares of Class A Common Stock of Momentus Inc. Issued on October 4, 2023, September 11, 2023 and February 27, 2023

Re:	Inducement Offer to Exercise Existing Common Stock Purchase Warrants

Dear Holder:

Momentus Inc. (the “Company”) is pleased to offer (this “Inducement Offer”) to you (“Holder”, “you” or similar terminology) the opportunity to receive new warrants (the “New Warrants”) to purchase up to 5,808,538 shares (the “New Warrant Shares”) of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), which is equal to 200% of the number of shares of Class A Common Stock issuable upon exercise of certain outstanding warrants to purchase up to  an aggregate of 2,904,269 shares of Class A Common Stock, currently held by you and consisting of: (i) 2,000,000 shares of Class A Common Stock issuable upon exercise of warrants issued to you on October 4, 2023, (ii) 672,948 shares of Class A Common Stock issuable upon exercise of Series A warrants issued to you on September 11, 2023, and (iii) 231,321 shares of Class A Common Stock issuable upon exercise of warrants issued to you on February 27, 2023 (collectively, the “Existing Warrants”), as more particularly set forth on the signature page hereto, in consideration for exercising for cash any or all such Existing Warrants. The issuance, or resale, of the shares of Class A Common Stock underlying the Existing Warrants have been registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-267230) and the respective (A) prospectus supplement, dated October 2, 2023, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), on October 4, 2023, (B) prospectus supplement, dated September 7, 2023, filed pursuant to Rule 424(b) under the Securities Act on September 8, 2023, and (C) prospectus supplement, dated February 23, 2023, filed pursuant to Rule 424(b) under the Securities Act on February 23, 2023. The shares of Class A Common Stock underlying the Existing Warrants are referred to herein as the “Warrant Shares” and the effective registration statement on Form S-3 referenced in the foregoing sentence is referred to herein as the “Registration Statement.” The Registration Statement is currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will be effective for the issuance or resale of the Warrant Shares, as applicable.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants (as defined hereinafter).

In consideration of the issuance of the New Warrants pursuant to this Inducement Offer, the Holder will pay the Company an amount equal to $2.25 per share of Class A Common Stock underlying the Existing Warrants upon exercise of the Existing Warrants.  The Company is making you this offer pursuant to the terms set forth herein. Exercise of the Existing Warrants will be made, in full, by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e‑mail attachment) of the Notice of Exercise attached to the Existing Warrants, as applicable.

In consideration for exercising the Existing Warrants in full (the “Warrant Exercise”), the Company hereby offers to issue you or your designees:

(a) New Warrants to purchase up to 5,808,538 New Warrant Shares, which equals 200% of the number of Warrant Shares issued pursuant to the exercise of Existing Warrants, which New Warrants shall be substantially in the form as set forth in Exhibit A hereto, will be immediately exercisable and will expire five (5) years after the date of issuance of the New Warrants at an exercise price per share of Class A Common Stock equal to $3.862 per share; and

(b) New Warrant certificates will be delivered within two (2) Trading Days following the Warrant Exercise, and such New Warrants, together with any underlying shares of  Class A Common Stock issuable upon exercise of the New Warrants, shall be registered under the Securities Act pursuant to a prospectus supplement (the “Prospectus Supplement”) to the shelf Registration Statement, which Prospectus Supplement will be filed by the Company pursuant to Rule 424(b) under the Securities Act on or before the Closing Date (as defined below). Notwithstanding anything herein to the contrary, in the event that any Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Existing Warrants (or, if applicable and at the Holder’s election, 9.99%), the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter (including the payment in full of the exercise price), and exercised pursuant to a Notice of Exercise in the Existing Warrants (provided no additional exercise price shall be due and payable). The parties hereby agree that the Beneficial Ownership Limitation for purposes of the Existing Warrants is as set forth on the Holder’s signature page hereto.

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter below, which constitutes the Holder’s acceptance to exercise the Existing Warrants at the Holder’s own discretion subject to the Beneficial Ownership Limitation set forth in Section 2(e) of the Existing Warrants.

The Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto.

The Holder represents and warrants that, as of the date hereof, the Holder is fully aware of, and has reviewed all of the Company’s public filings on EDGAR since January 1, 2022, and as of the date hereof the Holder is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that the New Warrants will not contain restrictive legends when issued, and the New Warrants and the shares of  Class A Common Stock issuable upon exercise of the New Warrants will be registered under the Securities Act pursuant to the Prospectus Supplement or a subsequent filing or filings with the U.S. Securities and Exchange Commission (the “Commission”).

Upon the Holder’s exercise of the New Warrants, certificates evidencing the New Warrant Shares shall not contain any legend, (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, and if necessary, a prospectus supplement, including the Prospectus Supplement, has been filed with the Commission and no stop order preventing or suspending the effectiveness of such registration statement or suspending or preventing the use of such prospectus supplement has been issued by the Commission, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information requirement under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission and the earliest of clauses (i) through (v), (the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. From and after the Delegend Date, such New Warrant Shares shall be issued free of all legends, provided that, upon request of the Company (which request shall also include a form of customary representation letter), the Holder has delivered in advance to the Company a customary representation letter that is reasonably satisfactory to the Company and its counsel. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend (such second (2nd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder, shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

In addition to the Holder’s other available remedies, the Company shall pay to a Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the  Class A Common Stock on the date such New Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a certificate representing the New Warrant Shares  free from all restrictive and other legends and (b) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) shares of  Class A Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of  Class A Common Stock, or a sale of a number of shares of  Class A Common Stock equal to all or any portion of the number of shares of  Class A Common Stock that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of  Class A Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to the Holder by the Legend Removal Date and for which the Holder was required to purchase shares to timely satisfy delivery requirements, multiplied by (B) the weighted average price at which the Holder sold that number of shares of  Class A Common Stock.

If this offer is accepted and the transaction documents are executed on or before 11:00 p.m., Eastern Time, on November 6, 2023, then on or before 8:30 a.m., Eastern Time, on November 7, 2023, the Company shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement as an exhibit thereto with the Commission within the time required by the Exchange Act. From and after the issuance of the filing of such Current Report on Form 8-K, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the filing of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, and upon issuance of the Warrant Shares, the Warrant Shares shall be issued free of any legends or restrictions on resale by Holder.

No later than the second (2nd) Trading Day following the first Trading Day after the date hereof, the closing (“Closing”) shall occur remotely via the exchange of documents and signatures or such other location as the parties shall mutually agree. Unless otherwise directed by A.G.P./Alliance Global Partners (the “Placement Agent”), settlement of the Warrant Shares shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date, the Company shall issue the Warrant Shares registered in the Holder’s name and address provided to the Company in writing and released by the Transfer Agent directly to the account(s) at the Placement Agent identified by the Holder; upon receipt of such Warrant Shares, the Placement Agent shall promptly electronically deliver such Warrant Shares to the Holder, and payment therefor shall concurrently be made to the Company by the Placement Agent (or its clearing firm) by wire transfer to the Company). The date of the Closing of the exercise of the Existing Warrants shall be referred to as the “Closing Date.”

[Signature Page Follows]

Sincerely yours,

MOMENTUS INC.

By:
Name:	John Rood
Title:	Chief Executive Officer

[Momentus Inc. Signature Page to Inducement Offer Letter, dated November 6, 2023]

Holder Signature Page Follows]

HOLDER SIGNATURE PAGE TO MOMENTUS INC. INDUCEMENT AGREEMENT

Accepted and Agreed to:

Name of Holder: _______________________________________________________________________

Signature of Authorized Signatory of Holder: _______________________________________________________________________

Name of Authorized Signatory: _______________________________________________________________________

Title of Authorized Signatory: _______________________________________________________________________

Number of Existing Warrants: _______________________________________________________________________

Aggregate Warrant Exercise Price being exercised contemporaneously with signing this letter agreement: _______________________________________________________________________

Existing Warrants Beneficial Ownership Blocker:  ☒  4.99% or  ☐ 9.99%

New Warrants: (up to 200% of total Existing Warrants being exercised): _______________________________________________________________________

New Warrants Beneficial Ownership Blocker: ☒ 4.99% or ☐ 9.99%

DTC Instructions: _______________________________________________________________________

[Holder signature page to Momentus Inc. Inducement Offer Letter]

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except as otherwise noted in a subsequent SEC Report. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith, if applicable. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The New Warrants and New Warrant Shares are duly authorized and the New Warrant Shares, when issued and paid for in accordance with the terms of this letter and the New Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company.  The New Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

c) No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

d) Registration Obligations. On or before the Closing Date, the Company shall file with the Commission the Prospectus Supplement providing for the issuance and the resale of the New Warrant Shares by the holders of the New Warrants. The Company shall use commercially reasonable efforts to keep the Prospectus Supplement or a resale registration statement (if necessary) registering the issuance and the resale of the New Warrant Shares effective during the term of the New Warrants. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which Registration Statement was declared effective by the Commission on September 12, 2022, and any such amendments and supplements thereto as may have been required prior to or on the date of this Agreement.  The Company was at the time of the filing of the Registration Statement and on the date that the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 eligible to use Form S-3 and is eligible to sell the New Warrants and New Warrant Shares under Instruction I.B.1 of Form S-3.

e) Trading Market. The transactions contemplated under this letter agreement comply with all the rules and regulations of the Nasdaq Capital Market.

f) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement; and (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrants and New Warrant Shares for trading thereon in the time and manner required thereby.

g) Listing of Class A Common Stock. The Holder is fully aware of, and has reviewed all of the Company’s public filings on EDGAR since January 1, 2022. The Company agrees, if the Company applies to have the Class A Common Stock traded on any other Trading Market, it will then include in such application all of the New Warrant Shares, and will take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Class A Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Class A Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

h) Subsequent Equity Sales.

(i)	From the date hereof until sixty (60

(ii)
) days after the Closing Date, neither the Company nor any Subsidiary shall (A) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any  Class A Common Stock or  Class A Common Stock Equivalents or (B) file any registration statement or any amendment or supplement to any existing registration statement (other than (x) the Prospectus Supplement or any resale registration statement referred to herein or (y) prospectus supplement to the Registration Statement to reflect the transactions contemplated hereby). Notwithstanding the foregoing, this Section (h)(i) shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of  Class A Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) shares of  Class A Common Stock issuable upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of  Class A Common Stock issued and outstanding on the date of this letter agreement, provided that such securities have not been amended since the date of this letter agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in this Section (h)(i), and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, (d) any securities pursuant to transactions that qualify as “exempt issuances” that are as defined and permitted pursuant to any currently outstanding agreements of the Company. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(iii)	Notwithstanding the foregoing, this Section (h) shall not apply in respect of an Exempt Issuance.

(iv)	The Holder consents to the use of the proceeds from the exercise of the Existing Warrants to settle outstanding litigation.

i) Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

EXHIBIT A

NOTICE OF EXERCISE

TO: MOMENTUS INC.

The undersigned hereby elects to purchase the number of Warrant Shares of the Company pursuant to the terms of the Existing Warrant set forth below and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Name of Holder: _______________________________________________________________________

Signature of Authorized Signatory of Holder: _______________________________________________________________________

Name of Authorized Signatory: _______________________________________________________________________

Title of Authorized Signatory: _______________________________________________________________________

Number of Existing Warrants Exercised: _______________________________________________________________________

Reduced Exercise Price: _______________________________________________________________________

Aggregate Warrant Exercise Price at the Reduced Exercise Price being exercised contemporaneously with signing this letter agreement: _______________________________________________________________________

Existing Warrants Beneficial Ownership Blocker:     ☒ 4.99% or   ☐  9.99%

New Warrants: (up to 200% of total Existing Warrants being exercised):

_______________________________________________________________________

New Warrants Beneficial Ownership Blocker:   ☒  4.99% or    ☐  9.99%

DTC Instructions: _______________________________________________________________________

EXHIBIT B

FORM OF NEW WARRANT

(See Attachment)